Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

Critical Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.001 per share, underlying Public Warrants (Primary)	457(c), 457(f)(1), 457(f)(3)	7,750,000	(2)	$11.63	(3)	$90,132,500.00	0.00014760	$13,303.56	(10)

	Equity	Ordinary Shares, par value $0.001 per share (Secondary)	457(c)	97,147,770	(4)	$11.95	(5)	$1,160,915,851.50	0.00014760	$171,351.18	(10)

	Equity	Ordinary Shares, par value $0.001 per share, underlying Private Warrants (Secondary)	457(c), 457(f)(1), 457(f)(3)	1,350,000	(6)	$10.13	(7)	$13,675,500.00	0.00014760	$2,018.50	(10)

	Equity	Ordinary Shares, par value $0.001 per share, underlying Private Warrants (Secondary)	457(c), 457(f)(1), 457(f)(3)	1,814,797	(8)	$10.84	(9)	$19,672,399.48	0.00014760	$2,903.65	(10)
Fees Previously Paid
	Carry Forward Securities
Carry Forward Securities	---	---	---	---				---				---	---	---	---
	Total Offering Amounts							$1,284,396,250.98	0.00014760	$189,576.89
	Total Fees Previously Paid									$0
	Total Fee Offsets									$0
	Net Fee Due									$189,576.89

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents the number of ordinary shares, par value $0.001 per share (“Ordinary Shares”), of Critical Metals Corp. (the “Company”), issuable upon the exercise of 7,750,000 public warrants (the “Public Warrants”) of the Company at an exercise price of $11.50 per warrant.

(3)	Estimated solely for the purpose of calculating the registration fee, based on the sum of (i) the average of the high and low prices of the Public Warrants on the Nasdaq Stock Market LLC (“Nasdaq”) on March 25, 2024 ($0.13 per warrant) and (ii) the exercise price of $11.50 per Public Warrant, in accordance with Rules 457(c), 457(f)(1) and 457(f)(3) of the Securities Act.

(4)	Represents the sum of (i) 71,132,133 Ordinary Shares issued in connection with the Business Combination(as defined in the Registration Statement on Form S-1 of the Company (the “Registration Statement”)), (ii) up to 4,300,400 Ordinary Shares issued to the PIPE Investors in connection with the PIPE Financing (each as defined in the Registration Statement), (iii) up to 12,500,000 Ordinary Shares issuable upon drawdowns made under the GEM Agreement (as defined in the Registration Statement), (iv) up to 6,778,838 Ordinary Shares issuable in connection with the Business Combination which are subject to earnout and will be released, if at all, upon the satisfaction of certain milestones, (v) 2,313,850 Ordinary Shares issued at the closing of the Business Combination to certain suppliers and vendors and other advisors owed fees in connection with the transactions contemplated by the Business Combination, and (vi) 122,549 Ordinary Shares issued as the commitment fee under the GEM Agreement, all of which are being registered for resale hereby.

(5)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Ordinary Shares on Nasdaq on March 27, 2024 ($11.95 per share), in accordance with Rule 457(c) of the Securities Act.

(6)	Represents the shares issuable upon the exercise of (x) the PIPE Warrants (as defined in the Registration Statement) to purchase up to 1,000,000 Ordinary Shares and (y) the Polar Warrants (as defined in the Registration Statement) to purchase up to 350,000 Ordinary Shares, in each case, at an exercise price of $10.00 per share.

(7)	Estimated solely for the purpose of calculating the registration fee, based on the sum of (i) the average of the high and low prices of the Public Warrants on the Nasdaq on March 25, 2024 ($0.13 per warrant) and (ii) the exercise price of $10.00 per warrant, in accordance with Rules 457(c), 457(f)(1) and 457(f)(3) of the Securities Act.

(8)	Represents the shares issuable upon the exercise of the GEM Warrant (as defined in the Registration Statement) to purchase up to 1,814,797 Ordinary Shares, at an exercise price of $10.71 per share.

(9)	Estimated solely for the purpose of calculating the registration fee, based on the sum of (i) the average of the high and low prices of the Public Warrants on Nasdaq on March 25, 2024 ($0.13 per warrant) and (ii) the exercise price of $10.71 per warrant, in accordance with Rules 457(c), 457(f)(1) and 457(f)(3) of the Securities Act.

(10)	Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00014760.